Exhibit 5.1- Opinion of the Law Offices of Yvonne Rebatta


                               YVONNE A. REBATTA
                                Attorney at Law
                        444 Madison Avenue, Suite 2904
                           New York, New York 10022

                                                      Telephone (212) 750-7878
                                                      Facsimile (212) 750-2326

                                                           May 27, 2004

United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

     Re: Madison Group V, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel to Madison Group V, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 8,250,000 shares of the Company's common stock (the "Shares").

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto, (b) the Company's Certificate of Incorporation, (c) the Company's By-laws, and (d) such statutes, records and other documents as I have deemed relevant and material. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am of the opinion that all issued shares are duly authorized, validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delaware.

I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delaware.

I am opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me as counsel under the heading "Legal Matters" in the Prospectus contained in the Registration Statement.

                                                Very truly yours,

                                                /s/ YVONNE A. REBATTA, ESQ.
                                                ---------------------------
                                                    Yvonne A. Rebatta
                                                    Legal Counsel